UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2020

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The 2020 annual meeting of shareholders (the “Annual Meeting”) of H&R Block, Inc. (the “Company”) was held on September 10, 2020.

(b)	The final voting results of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul J. Brown	149,073,067	767,838	396,771	15,730,362
Robert A. Gerard	146,826,774	3,015,845	395,057	15,730,362
Anuradha (Anu) Gupta	149,277,770	596,443	363,463	15,730,362
Richard A. Johnson	148,952,196	898,212	387,268	15,730,362
Jeffrey J. Jones II	148,371,678	1,479,513	386,485	15,730,362
David Baker Lewis	145,074,171	4,774,571	388,934	15,730,362
Yolande G. Piazza	149,412,077	453,155	372,444	15,730,362
Victoria J. Reich	149,239,977	633,482	364,217	15,730,362
Bruce C. Rohde	148,407,054	1,424,052	406,570	15,730,362
Matthew E. Winter	147,867,443	2,002,828	367,405	15,730,362
Christianna Wood	146,890,824	2,984,381	362,471	15,730,362

2)
The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2021 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
162,174,576	3,271,558	521,904	—

3)	The advisory proposal on the Company’s named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
138,858,901	10,713,578	665,197	15,730,362

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	September 14, 2020	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary